                                                                  EXHIBIT (g)(6)

                       ASSIGNMENT, AMENDMENT AND CONSENT

     THIS ASSIGNMENT, AMENDMENT AND CONSENT AGREEMENT (the "Amendment") is made and entered into effective as of June 1, 2000 by and among PACIFIC SELECT FUND, a Massachusetts business trust having its principal office and place of business at 700 Newport Center Drive, Newport Beach, California 92660 ("Fund"), INVESTORS FIDUCIARY TRUST COMPANY, a trust company chartered under Missouri law having its principal office and place of business at 801 Pennsylvania Avenue, Kansas City, Missouri 64105-1307 ("IFTC"), STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., a national banking association chartered by the Comptroller of the Currency having its principal office and place of business at 633 West 5th Street, 12th Floor, Los Angeles, California 90071 ("State Street" or "Custodian") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110 ("State Street Boston").

     WHEREAS, Fund appointed IFTC as custodian of the securities and monies at any time owned by the Series of the Fund and as agent to perform certain accounting and recordkeeping functions required of a duly registered investment company pursuant to the terms and conditions of the Custody Agreement dated December 1, 1987, as amended by Addenda dated January 17, 1989, January 4, 1994, August 15, 1994, November 20, 1995, May 15, 1997, December 18, 1998 and December 15, 1999 (the "Custody Agreement");

     WHEREAS, State Street Boston and IFTC, a wholly owned subsidiary of State Street Boston, have commenced a reorganization that will ultimately result in the liquidation of IFTC, and, therefore, IFTC desires to assign, and State Street desires to assume, the Custody Agreement; and

     WHEREAS, Fund and State Street desire to amend and supplement the Custody Agreement upon the following terms and conditions;

     NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Fund, IFTC and State Street hereby agree that the Custody Agreement is assigned, amended and supplemented as set forth below. All terms in the Amendment shall have the same meaning as in the Custody Agreement unless otherwise specifically defined in this Amendment, and the Custody Agreement as amended by this Amendment shall be referred to collectively as the "Agreement".

1. IFTC hereby assigns all of its rights, duties and obligations under the Custody Agreement to State Street and State Street hereby assumes all of such rights, duties and obligations. Fund hereby consents to such assignment and assumption.

2. Section I. introductory language and Section I.A. is hereby replaced in its entirety by the following:

          "I. APPOINTMENT OF CUSTODIAN.  The Fund hereby appoints State Street
              -------------------------
          as its Custodian with respect to each Series of the Fund currently existing or which may be added from time to time by notice from the Fund to Custodian, and State Street accepts such appointment, which includes:

               A. Appointment as Custodian for the safekeeping of securities, other investments, monies and other property ("Assets"). Custodian agrees that it shall hold all Assets received from each Series in an account (hereinafter called the "Account") at Custodian or at State Street Boston as sub-custodian, or as otherwise provided in this

               Amendment; provided, however, that Custodian shall be the legal situs of the Account."

3. Section III.H. is hereby amended by the addition of the following paragraph (which shall apply to all subsections of Section III.H.):

          "In accordance with such instructions, Custodian will pay for out of monies held for the Account of the applicable Series, but only insofar as monies are available therein for such purpose, and receive the portfolio Assets so purchased by or for the Account of the applicable Series. Such payment will be made only upon receipt by Custodian of the Assets so purchased in form for transfer satisfactory to Custodian."

4. Section III.N. is hereby amended by the addition of the following paragraphs prior to the existing paragraph:

          "Dividends from equity securities, interest payments and final principal redemptions (collectively, "Income") shall generally be credited to applicable Series on their payable dates; provided, however, that Custodian may provide Fund with a list of exceptions, if any, for foreign securities or securities denominated in foreign currencies (the "Exceptions"). Any credit of Income shall be conditional until Custodian is actually paid the amount it has so credited the Fund, and Custodian may reverse or adjust any conditional Income credited; provided however, that Custodian will use its reasonable best efforts to actively pursue collection of such Income as promptly as possible.

          With respect to any other Income or payments to the Fund, including but not limited to the Exceptions, Custodian will use its reasonable best efforts to actively pursue collection of such Income and other payments as promptly as possible."

5.  Section III.T. is hereby amended by the addition of the following paragraph:

          "Custodian acknowledges and understands that the Fund engages in securities lending and overnight investing (often through repurchase transactions). In connection therewith, Custodian agrees to provide to the Fund, to any portfolio manager of the Fund, to the Adviser of the Fund, or to any third party authorized by the Fund, securities holdings, the cash amount available for investing, and sale transaction information, on a real time basis or at such times as may be required in order for such parties to conduct securities lending and overnight investment programs. Custodian agrees to cooperate with the Fund, its Adviser, its portfolio managers, and authorized third party lending agents and overnight investment agents to facilitate communications, and to permit on-line access and appropriate interfaces to facilitate computer and personal access to such information as is necessary to effect securities lending and overnight investment programs."

6.  Section III.X. is hereby replaced in its entirety by the following:

          "X.  Adoption of Procedures. Custodian and Fund agree to adopt Funds
               ----------------------
          Transfer Operating Guidelines ("FTOG"). The current FTOG is attached hereto as Exhibit A. Custodian and Fund may from time to time amend FTOG and/or adopt such additional procedures as they agree upon. Custodian may conclusively assume that no procedure approved by Fund, or directed by Fund, conflicts with or violates any requirements of its prospectus, Declaration of Trust, Bylaws, or any rule or regulation, or any regulatory body or governmental agency. Fund will be responsible to notify Custodian of any changes in state statutes, regulations, rules or policies which might necessitate changes in Custodian's responsibilities or procedures with respect to such FTOG."

7. Section III.Y. is hereby amended by inserting the following sentence at the end of the paragraph:

          "Custodian will value the Assets utilizing the outside pricing services designated by Fund. The current list of authorized pricing services is attached on Exhibit B-1. The parties may agree to follow alternative pricing methods and verification/confirmation procedures from time to time. When Fund and Custodian agree to such procedures, they shall be attached hereto as Exhibit B-2."

8.  The following Section is hereby added as Paragraph III.Z:

          "Z.  Advances.  If Custodian advances its own funds at Fund's request
               ---------
          to pay for Assets purchased by Fund and Custodian promptly notifies Fund of the amount and nature of the debit to the Account, a banker's lien will be permitted in the amount of the funds advanced. In the case of such a permitted lien, and after adequate written notice to the Fund, Custodian may sell or exchange such Assets as may be necessary to pay for the outstanding debt covered by the lien. Custodian may settle such transactions in the normal course of business."

9.  The following Section is hereby added following Section III.Z. as Section
    III.AA.:

          "AA. Tax Reclaims.
               -------------

          1. Subject to the provisions hereof, Custodian shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on the Assets for Fund's benefit which Custodian is aware may be available to Fund.

          2. The provision of tax reclaim services by Custodian is conditional upon Custodian's receiving from Fund or, to the extent the Assets are beneficially owned by others, from each beneficial owner, (a) a declaration of the beneficial owner's identity and place of residence and (b) certain other documentation (pro forma copies
                                                              --- -----
               of which are available from Custodian). Fund acknowledges that, if Custodian does not receive such declarations, documentation and information Custodian shall be unable to provide tax reclaim services.

          3. Custodian shall not be liable to Fund or any third party for any taxes, fines or penalties payable by Custodian on behalf of Fund or by Fund, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by Fund or any third party, or as a result of the provision to Custodian or any third party of inaccurate or misleading information or the withholding of material information by Fund or any other third party, or as a result of any delay of any revenue authority or any other matter beyond Custodian's control. Custodian shall, however be liable for any fines or penalties resulting from its own mistakes of negligence or delays in filing with respect to tax reclaim filings.

          4. Custodian shall perform tax reclaim services with respect to taxation levied by the revenue authorities in each country in which the Fund invests, provided such country has a tax reclaim procedure. Other than as expressly provided in this Amendment, Custodian shall have no responsibility with regard to Fund's tax position or tax status in any jurisdiction.

          5. Fund confirms that Custodian is authorized to disclose any information requested by any revenue authority or any governmental body in relation to Fund or the securities and/or cash held for Fund.

          6. Tax reclaim services may be provided by Custodian or, in whole or in part, by one or more third parties appointed by Custodian (which may be Custodian's affiliates); provided that Custodian shall be liable for the performance of any such third party to the same extent as Custodian would have been if Custodian performed such services."

10.  The following section is hereby added following Section III.AA. as Section
     III.BB.:

          "BB.  Monitoring Tax Laws.  With respect to Assets held by Custodian,
                --------------------
          its agents, sub-custodians, foreign sub-custodians, Eligible Foreign Custodians, nominees, depositories or correspondents (hereinafter, collectively, "Sub-Agents"), Custodian will monitor the tax laws in those countries in which the Fund invests. Custodian will advise the Fund of any required tax reports, tax filings, exemption forms or other required filings and will provide such information to the Fund as it may require in order to prepare or support such reports or filings."

11.  The following Section is hereby added to the Custody Agreement as Section
     IV.K.:

          "K.  Foreign Custody Manager.
               ------------------------

          1.   Delegation to State Street Boston as FCM.  The Fund, pursuant to
               ----------------------------------------
               resolution adopted by its Board of Trustees (the "Board"), hereby delegates to State Street Boston, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section IV.K. with respect to Foreign Assets held outside the United States, and State Street Boston hereby accepts such delegation, as FCM of each Series.

          2.   Definitions.  Capitalized terms in this Section IV.K. have the
               -----------
               following meanings:

               "Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including financial institutions such as any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

               "Eligible Foreign Custodian" has the meaning set forth in section
               (a)(1) of Rule 17f-5, except that the term does not include Mandatory Securities Depositories.

               "Foreign Assets" means any of the Series' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents in amounts deemed by Fund to be reasonably necessary to effect the Series' transactions in such investments.

               "Foreign Custody Manager" or "FCM" has the meaning set forth in section (a)(2) of Rule 17f-5.

               "Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund determines to place Foreign Assets in a country outside the United States (i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

          3.   Countries Covered.  The FCM is responsible for performing the
               -----------------
               delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country provided on a list from FCM, which may be amended from time to time. The current list is attached as Exhibit C hereto. The FCM will list on Exhibit C the Eligible Foreign Custodians selected by the FCM to maintain the assets of each Series. FCM shall provide a list of Mandatory Securities Depositories which may be amended from time to time by the FCM. The current list is attached hereto as Exhibit D hereto. The FCM will provide amended versions of Exhibits C and D in accordance with subsection 7 of this Section IV.K.

               Upon the receipt by the FCM of Instructions to open an account, or to place or maintain Foreign Assets, in a country listed on Exhibit D, and the fulfillment by the Fund of the applicable account opening requirements for such country, the FCM is deemed to have been delegated by the Board responsibility as FCM with respect to that country and to have accepted such delegation. Following the receipt of Instructions directing the FCM to close the account of a Series with the Eligible Foreign Custodian selected by the FCM in a designated country, the delegation by the Board to State Street

               Boston as FCM for that country is deemed to have been withdrawn and State Street Boston will immediately cease to be the FCM of the Series with respect to that country.

               The FCM may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, State Street Boston will have no further responsibility as FCM to a Series with respect to the country as to which State Street Boston's acceptance of delegation is withdrawn.

          4.   Scope of Delegated Responsibilities.
               -----------------------------------

               a.  Selection of Eligible Foreign Custodians.  Subject to the
                   ----------------------------------------
                    provisions of this Section IV.K., the FCM may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the FCM in each country listed on Exhibit D, as amended from time to time.

                    In performing its delegated responsibilities as FCM to place or maintain Foreign Assets with an Eligible Foreign Custodian, the FCM will determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those set forth in Rule 17f-5(c)(1)(i) through (iv).

               b.   Contracts With Eligible Foreign Custodians.  The FCM will
                    ------------------------------------------
                    determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the FCM will provide reasonable care for the Foreign Assets held by that Eligible Foreign Custodian based on the standards applicable to custodians in the particular country. Each such contract will include the provisions set forth in Rule 17f-5(c)(2)(I)(A) through (F), or, in lieu of any or all of the provisions set forth in said (A) through (F), such other provisions that the FCM determines will provide, in their entirety, the same or greater level of care and protection for the Foreign Assets as the provisions set forth in said
                    (A) through (F) in their entirety.

               c.   Monitoring.  In each case in which the FCM maintains Foreign
                    ----------
                    Assets with an Eligible Foreign Custodian selected by the FCM, the FCM will establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the FCM with the Eligible Foreign Custodian. In the event the FCM determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the FCM will notify the Board in accordance with subsection 7 of this Section IV.K.

          5.  Guidelines for the Exercise of Delegated Authority.  For purposes
              --------------------------------------------------
              of this Section IV.K., the Board will be solely responsible for considering and determining to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which State Street Boston is serving as FCM of a Series, and the Board will be solely responsible for monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate. The Fund, on behalf of the Series, and Custodian each expressly acknowledge that the FCM will not be delegated any responsibilities under this Section IV.K. with respect to Mandatory Securities Depositories.

          6.  Reporting Requirements.  The FCM will report the withdrawal of the
              ----------------------
              Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Exhibits C and D at the end of the calendar quarter in which an amendment to either Schedule has occurred. The FCM will make written reports notifying the Board of any other material change in the foreign custody arrangements of a Series described in this Section IV.K. after the occurrence of the material change. The FCM shall provide to the Board at least annually and at the reasonable request of the Board information with respect to Mandatory Securities Depositories listed on Exhibit D and information respecting custody and settlement practices in countries listed on Exhibit C.

          7.  Representations with Respect to Rule 17f-5.  The FCM represents to
              ------------------------------------------
              the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

              The Fund represents to FCM that the Board has determined that it is reasonable for the Board to rely on FCM to perform the responsibilities delegated pursuant to this Contract to State Street Boston as the FCM of each Series.

          8.  Effective Date and Termination of State Street Boston as FCM.
              ------------------------------------------------------------
              The Board's delegation to State Street Boston as FCM of a Series will be effective as of the date hereof and will remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty days after receipt by the non-terminating party of such notice. The provisions of subsection 3 of this Section IVA govern the delegation to and termination of State Street Boston as FCM of the Fund with respect to designated countries."

12. Sections IV.H. and I. and VI.A.(1) and (2) are deleted and VI.A.(3) shall be renumbered as VI.A.(8). The following section is hereby added as Section VI.A. and Section VI. is hereby renamed "Standard of Care and Liability of Custodian".

        "VI.  STANDARDS OF CARE AND LIABILITY OF CUSTODIAN:
              --------------------------------------------

              A. The Custodian shall be liable to the Fund for any failure to meet any standard of care described below and as otherwise described below.

          (1)  Custodian's Standard of Care for Services. In connection with all
               -----------------------------------------
               the duties and responsibilities of the Custodian under this Agreement, the Custodian shall exercise the standard of reasonable care, prudence and diligence that a professional custodian engaged in the banking or trust company industry and having professional expertise in financial and securities processing transactions and custody for mutual funds would observe.

          (2)  Custodian's Liability for Safekeeping of Assets.  Custodian
               -----------------------------------------------
               shall have strict liability for and assume the entire responsibility for physical loss, damage or injury to custodied Assets occasioned by robbery, burglary, fire, theft or mysterious disappearance irrespective of whether such losses occur while the Assets are in possession of Custodian or any Sub-Agents, including any officers, directors and employees thereof (hereinafter, "Affiliates").

               In addition, in the event of any loss to the Assets due to other cause, unless the Custodian can prove that it and its Sub-Agents, or Affiliates were not negligent and did not act with willful misconduct, the Custodian will be liable for such loss. In the event of loss, damage or injury to the Assets while on deposit in Custodian's account, whether held by Custodian or its Sub-Agents, (including Federal Reserve Book Entry System), upon Fund's demand, Custodian will promptly cause said Assets to be replaced with Assets of like kind and quality, together with all rights and privileges pertaining thereto, or, if acceptable to Fund, remit cash equal to the fair market value of the Assets as of the date when the loss was discovered, which acceptance will not unreasonably be denied.

          (3)  Liability of Custodian respecting Safekeeping of Assets by
               ----------------------------------------------------------
               Foreign Sub-Custodian. In connection with Assets held under
               ---------------------
               agreements with Sub-Agents, including foreign securities depositories as provided in Section IV of this Agreement, the Custodian shall be liable to the Fund for any loss which shall occur as the result of the failure of Sub-Agents or their Affiliates to exercise reasonable care with respect to the safekeeping of such securities and other assets to the same extent that Sub-Agents would be liable to the Fund if the Custodian were holding such securities and other assets in California. In the event of any loss to the Fund by reason of the failure of the Custodian, Sub-Agents or their Affiliates to utilize reasonable care, the Custodian shall be liable to the Fund to the extent of the Fund's damages, to be determined based on the market value of the assets which are the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances.

          (4)  Liability of Custodian respecting Foreign Sub-Custodians.  In
               --------------------------------------------------------
               connection with the duties and responsibilities of the Custodian, other than those duties and responsibilities provided in Section IV.K. of this Agreement, each agreement pursuant to which the Custodian or sub-custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care (which may be defined in such agreement according to the standards of the country of such foreign sub-custodian) in the performance of its duties, and to indemnify, and hold harmless, the Custodian or sub-custodian and the Fund from and against any loss or liability arising out of or in connection with the institution's performance of such obligations.

          (5)  FCM's Standard of Reasonable Care for Selection of Eligible
               -----------------------------------------------------------
               Foreign Custodians. In connection with the duties and
               ------------------
               responsibilities of the FCM as provided in Section IV.K. of this Agreement to place or maintain Foreign Assets with an Eligible Foreign Custodian, the FCM will determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those set forth in Rule 17f-5(c)(1)(i) through (iv). The FCM will determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the FCM will provide reasonable care for the Foreign Assets held by that Eligible Foreign Custodian based on the standards applicable to custodians in the particular country. Each such contract will include the provisions set forth in Rule 17f-5(c)(2)(i)(A) through (F), or, in lieu of any or all of the provisions set forth in said (A) through (F), such other provisions that the FCM determines will provide, in their entirety, the same or greater level of care and protection for the Foreign Assets as the provisions set forth in said (A) through (F) in their entirety.

          (6)  FCM Standard of Reasonable Care, Prudence and Diligence. In
               -------------------------------------------------------
               connection with the duties and responsibilities of the FCM as provided in Section IV.K. of this Agreement, other than those duties and responsibilities addressed by Subsection (5) of this
               Section VI.A. of this Agreement, the FCM agrees to exercise reasonable care, prudence and diligence that a professional custodian engaged in the banking or trust company industry and having professional expertise in financial and securities processing transactions and custody for mutual funds would observe.

          (7)  Indemnification of Custodian.  The Custodian shall be held to the
               ----------------------------
               standards provided in this Section VI.A. in carrying out this Agreement, and provided such standards are met, shall be indemnified by, and shall be without liability to, Fund for any action taken or omitted by the Custodian in good faith without negligence or willful misconduct."

13. The first sentence of Section VII. to the Custody Agreement shall be deleted and replaced with following sentence:

          "Fund will pay to Custodian such compensation as may be set forth in a fee schedule agreed to in writing by the parties from time to time. The current Fee Schedule is attached hereto as Exhibit E. The Fee Schedule will apply to any new Series which may be added from time to time, unless the parties agree otherwise in writing."

14. The address for notice to the Custodian in Section IX of the Custody Agreement shall be replaced with the following address:

          State Street Bank and Trust Company
          801 Pennsylvania Avenue
          Kansas City, Missouri 64105-1307
          Attention:  Custody Department

15.  The following language is hereby added to the Custody Agreement as new
     Section XIII and the current Section XIII is renumbered Section XV:

        "XIII.  DATA ACCESS; THE SYSTEMS; CONFIDENTIALITY.
                ------------------------------------------

                A. If Custodian or FCM provides Fund, or its designated investment advisors, consultants, auditors, or other third parties authorized by Custodian who agree to abide by the terms of this Section XIII ("Authorized Designees") with access to the computerized investment portfolio recordkeeping and accounting systems used by Custodian or FCM (the "System") on a remote basis for the purpose of obtaining and analyzing reports and information (the "Remote Access Services"), Fund agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by Custodian or FCM for use of the System and access to the Remote Access Services. Fund agrees to advise Custodian or FCM immediately in the event that it learns or has reason to believe that any person to whom Fund has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Section XIII and will cooperate with Custodian or FCM in seeking injunctive or other equitable relief.

                B. The term "System" shall include, and this Amendment shall govern, the Fund's access to and use of any computerized system made available by Custodian or FCM and accessed by the Fund.

                C. Fund agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by Custodian or FCM.

                D. The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to Fund by Custodian or FCM as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary rights of Custodian or FCM related thereto are the exclusive, valuable and confidential property of Custodian or FCM and its relevant licensors (the "Proprietary Information"). Fund agrees on its behalf and on behalf of its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. In the event of termination of this Agreement, Fund will return to Custodian or FCM all copies of documentation and other Proprietary Information in its possession or in the possession of its Authorized Designees. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

          E. Fund agrees to use the Remote Access Services only in connection with the proper purposes of this Amendment. Fund will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Agreement, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of Custodian or FCM, as appropriate, or (iv) allow or cause any information transmitted from Custodian's or FCM's databases, including data from third party sources, available through use of the System or the Remote Access Services, to be redistributed or retransmitted for other than use for or on behalf of Fund, as Custodian's or FCM's customer. The foregoing shall not restrict the Fund from providing access to the System to its auditors or to applicable regulatory authorities.

          F. Fund will not, and will cause its employees and Authorized Designees not to, modify the System in any way, enhance or otherwise create derivative works based upon the System, nor will Fund or its Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

          G. Fund acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to Custodian or FCM inadequately compensable in damages at law and that Custodian or FCM shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

          H. Custodian and FCM represent and warrant that one or both is the owner of and has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology and the necessity of relying upon third party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided "AS IS", and Fund and its Authorized Designees shall be solely responsible for the investment decisions, regulatory reports and statements produced using the Remote Access Services. Custodian or FCM and its relevant licensors will not be liable to Fund or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Agreement arising out of any cause or event beyond such party's control.

          I. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, CUSTODIAN AND FCM, EACH FOR ITSELF AND ITS RELEVANT LICENSORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR

              IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

          J. Custodian and/or FCM will defend or, at its option, settle any claim or action brought against Fund to the extent that it is based upon an assertion that access to the System or use of the Remote Access Services by Fund under this Agreement constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that Fund notifies Custodian or FCM promptly in writing of any such claim or proceeding and cooperates with Custodian or FCM in the defense of such claim or proceeding. Should the System or the Remote Access Services or any part thereof become, or in Custodian's or FCM's opinion be likely to become, the subject of a claim of infringement or the like under the patent or copyright or trade secret laws of the United States, Custodian or FCM shall have the right, at Custodian's or FCM's sole option, to (i) procure for Fund the right to continue using the System or the Remote Access Services, (ii) replace or modify the System or the Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate access to the System."

16.  The following language is hereby added to the Custody Agreement as new
     Section XIV:

       "XIV.    CALIFORNIA DEPARTMENT OF INSURANCE.  The parties acknowledge
                ---------------------------------
                that the Fund is subject to laws, rules and regulations of the California Department of Insurance. During the term of this Agreement, Custodian represents that:

                A. It is domiciled and has its principal place of business in the State of California and is a member of the Federal Reserve System;

                B. It will comply with section 1104.9 of the Insurance Code, as amended from time to time;

                C. It is a wholly owned subsidiary of State Street Boston, and State Street Boston has a net worth of at least one hundred million dollars ($100,000,000);

                D. State Street Boston is a member of and the Depositories shall be limited to, the Federal Reserve System, The Depository Trust Company, Participants Trust Company, Euroclear and Cedel;

                E. No assets shall be held in a Depository that is not a qualified depository within the meaning of section 1104.9(2);

                F. Securities shall be held by Custodian for the benefit of the Fund, and the books and records of Custodian shall so designate;

                G. Beneficial title to the securities shall remain in the Fund, and

                    State Street Boston, any Sub-Agent, including the Federal Reserve bank maintaining book-entry securities, shall be the agents of Custodian;

                H. Securities held by Custodian (other than bearer securities) shall be registered in the name of Custodian or in the name of any nominee of Custodian or in the name of any nominee of a qualified depository. The nominees of Custodian shall consist of a partnership composed only of its employees, officers, and/or corporate affiliates;

                I. Securities held by Custodian in bearer form shall be maintained in that form and not re-registered in any nominee name, except on specific instructions of the Fund;

                J. Insurance and banking regulatory authorities will be allowed to inspect the securities held by Custodian for the Fund promptly on demand; and

                K. A sweep account may be used for automatic investment of cash. The sweep account shall be part of the custody Account and subject to the terms and provisions of this Agreement. Investments in sweep accounts shall be made only upon the instructions of the Fund."

17. General Provisions. Each of the Exhibits attached hereto, in their current form or as they may be amended in writing by agreement by the Fund and Custodian or FCM from time to time, shall be deemed incorporated by reference into this Agreement and are made a part hereof. This Amendment may be executed in any number of counterparts, each constituting an original and all considered one and the same agreement. Capitalized terms not defined herein shall have the definitions set forth in the Custody Agreement. This Amendment is intended to modify and amend the Custody Agreement and the terms of this Amendment and the Custody Agreement are to be construed to be cumulative and not exclusive of each other. Except as provided herein, the Custody Agreement is hereby ratified and confirmed and remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

Investors Fiduciary Trust Company        State Street Bank and Trust
                                         Company of California, N.A.

By:  /s/ Stephen R. Hilliard             By:  /s/ Lynda A. Vogel
   --------------------------------         -----------------------------------
Name:    Stephen R. Hilliard             Name:    Lynda A. Vogel
     ------------------------------           ---------------------------------
Title:   Executive Vice President        Title:   Senior Vice President
      -----------------------------            --------------------------------


State Street Bank and Trust Company      Pacific Select Fund

By:  /s/ Stephen R. Hilliard             By:  /s/ Diane N. Ledger
   ------------------------------           -----------------------------------
Name:    Stephen R. Hilliard             Name:    Diane N. Ledger
     ----------------------------             ---------------------------------
Title:   Senior Vice President           Title:   Vice President & Assistant
      ---------------------------              --------------------------------
                                                  Secretary
                                               --------------------------------

                                   EXHIBIT A

                                 FUNDS TRANSFER
                              OPERATING GUIDELINES


1.   OBLIGATION OF THE SENDER

     State Street Bank and Trust Company of California, N.A. ("State Street") is authorized to promptly debit Client's account(s) upon the receipt of a payment order in compliance with the Security Procedures on the attached Addendum, as that may be updated from time to time by Client, for funds transfers and in the amount of money that State Street has been instructed to transfer. State Street is hereby instructed to accept funds transfer instructions only via delivery methods and Security Procedures indicated on the attached Addendum (and any update executed by the Client). The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by State Street after being confirmed by any of the selected Security Procedures. State Street shall execute payment orders in compliance with the attached Security Procedures. State Street will use reasonable efforts to execute on the execution date payment order received after the customary deadline (2:30 p.m. Pacific Time), but if it is unable to execute any such payment order on the execution date, such payment order will be deemed to have been received on the next business day.

2.   SECURITY PROCEDURES

     The Client must notify State Street immediately of any change in the Client's authorized personnel. State Street shall verify the authenticity of all instructions according to the Security Procedures attached hereto. Client acknowledges that State Street offered it a variety of Security Procedures.

3.   ACCOUNT NUMBERS

     State Street shall process all payment orders on the basis of the attached Security Procedures.

4.   REJECTION

     State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street's receipt of such payment order; (b) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5.   RECALL OR CANCELLATION

     STATE STREET shall act on all authorized requests to recall or cancel payment orders received in compliance with the attached Security Procedures, provided that such requests are received on the same business day (prior to 2:30 p.m., Pacific Time).

6.   ERRORS

     State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the attached Security Procedures. The Security Procedures are established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7.   INTEREST AND LIABILITY PAYMENTS

     State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event (including but not limited to failure to execute a payment order) shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

8.   CONFIRMATIONS

     Confirmation of State Street's execution of payment order shall ordinarily be provided within 24 hours. Notice may be delivered through State Street's account statements, advices, information systems, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 90 days.

9.   MISCELLANEOUS

     State Street may use the Federal Reserve System Fedwire to execute payment orders, and any payment order carried in whole or in part through Fedwire will be subject to applicable Federal Reserve Board rules and regulations. State Street and the Client agree to cooperate to attempt to recover any funds erroneously paid to wrong parties, regardless of any fault of State Street or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines shall not be amended except by a written agreement signed by the parties.


Each party signing below represents that he or she is fully authorized to sign this Agreement.

Effective Date:    June 1, 2000
                   ------------

Agreed to and Accepted by:

PACIFIC SELECT FUND  STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.

By:  /s/ Diane N. Ledger                   By:  /s/ Lynda A. Vogel
   ---------------------------------          --------------------------------
Name:    Diane N. Ledger                   Name:    Lynda A. Vogel
     -------------------------------            ------------------------------
Title:   Vice President & Assistant        Title:   Senior Vice President
      ------------------------------             -----------------------------
         Secretary
      ------------------------------

                                                           Addendum to Exhibit A
                                              Fund Transfer Operating Guidelines

                              SECURITY PROCEDURES

1. State Street is authorized to transfer funds, upon appropriate instructions as set forth in paragraph 3 below, from the Fund to the one or more of the 3 accounts listed below. Transfer of funds to any other party is strictly prohibited.

     (a)    Pacific Life Insurance Company
            Account No.  9102599504
            ABA No.:     021000021
            Chase Manhattan Bank

     (b)    Pacific Life & Annuity Company
            Account No. 9102691756
            ABA No. 021-000-021
            Chase Manhattan Bank

     (c)    Pacific Select Distributors, Inc.
            Account No. 14172-06783
            ABA No. 121-000-358
            Bank of America

2. The bank, account numbers and routing instructions (ABA Numbers) set forth in paragraph 1 above may only be changed in writing, executed by then current authorized parties as designated in resolutions adopted by the Board of the entity seeking the change. A current Secretary's Certificate and a Certificate of Encumbency for each of Pacific Life Insurance Company (Pacific Life), Pacific Life & Annuity Company (PL&A) and Pacific Select Distributors, Inc. (PSD) is attached. Note that current Board resolutions of Pacific Life and PL&A require two authorized signatories:

          (1)  Chairman of the Board
               or
               President
               or
               Senior Vice President & Chief Financial Officer and
          (2)  Vice President & Treasurer
               or
               Assistant Treasurer
     PSD Board resolutions currently require 2 authorized signatories as follows:

          (1)  Chairman of the Board
               or
               President
               and
          (2)  Chief Financial Officer or Secretary

     An updated Secretary's Certificate and Certificate of Encumbency must accompany any request to change banks, bank account numbers or routing instructions to confirm authorized signatories. Only an originally signed document executed by the authorized signatories is acceptable to affect such change (no copies or facsimiles). Signatures must be matched against specimen signatures, which are on file with State Street.

3. The Chairman, President and any Vice President of the Pacific Select Fund are authorized to give wire instructions for wires from Pacific Select Fund to Pacific Life Insurance Company, Pacific Life & Annuity Company and Pacific Select Distributors, Inc. as described in paragraph 1 above. Currently, those persons are:

          Thomas Sutton, Chairman
          Glenn Schafer, President
          Brian Klemens, Vice President & Treasurer
          Sharon Cheever, Vice President & Counsel
          Diane Ledger, Vice President &Assistant Secretary
          Audrey Milfs, Vice President & Secretary

               The Fund will advise State Street if there is any change to this list of authorized signatories.

     Such instructions may only be given in writing, including via facsimile. Signatures must be matched against specimen signatures, which are on file with State Street.



Effective Date:    June 1, 2000
                   ------------

Agreed to and Accepted by:

PACIFIC SELECT FUND                        STATE STREET BANK AND TRUST COMPANY
                                           OF CALIFORNIA, N.A.

By:  /s/ Diane N. Ledger                   By:  /s/ Lynda A. Vogel
   ---------------------------------          --------------------------------
Name:    Diane N. Ledger                   Name:    Lynda A. Vogel
     -------------------------------            ------------------------------
Title:   Vice President & Assistant        Title:   Senior Vice President
      ------------------------------             -----------------------------
         Secretary
      ------------------------------

                                  EXHIBIT B-1
                                  -----------

                            OUTSIDE PRICING SERVICES

PRICING SERVICE                          PRIMARY SECURITIES PRICED
---------------                          -------------------------

INTERACTIVE DATA CORPORATION             INTERNATIONAL AND MORTGAGE

REUTERS                                  DOMESTIC EQUITIES AND INTERNATIONAL

MULER DATA                               BONDS OTHER THAN MORTGAGE

MERRILL LYNCH                            BONDS OTHER THAN MORTGAGE

BLOOMBERG                                VERFICATION SOURCE ONLY



EFFECTIVE DATE:    June 1, 2000
                   ------------

AGREED TO AND ACCEPTED BY:

PACIFIC SELECT FUND  STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.

By:  /s/ Diane N. Ledger                   By:  /s/ Lynda A. Vogel
   ---------------------------------          --------------------------------
Name:    Diane N. Ledger                   Name:    Lynda A. Vogel
     -------------------------------            ------------------------------
Title:   Vice President & Assistant        Title:   Senior Vice President
      ------------------------------             -----------------------------
         Secretary
      ------------------------------

                                                                       EXHIBIT C

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country                                   Subcustodian

Argentina                                 Citibank, N.A.

Australia                                 Westpac Banking Corporation

Austria                                   Erste Bank der sterreichischen
                                          Sparkassen AG

Bahrain                                   HSBC Bank Middle East
                                          (as delegate of The Hongkong and
                                          Shanghai Banking Corporation Limited)

Bangladesh                                Standard Chartered Bank

Belgium                                   Fortis Bank nv-sa

Bermuda                                   The Bank of Bermuda Limited

Bolivia                                   Citibank, N.A.

Botswana                                  Barclays Bank of Botswana Limited

Brazil                                    Citibank, N.A.

Bulgaria                                  ING Bank N.V.

Canada                                    State Street Trust Company Canada

Chile                                     Citibank, N.A.

People's Republic of China                The Hongkong and Shanghai Banking
                                          Corporation Limited, Shanghai and
                                          Shenzhen branches

Colombia                                  Cititrust Colombia S.A. Sociedad
                                          Fiduciaria

Costa Rica                                Banco BCT S.A.

Croatia                                   Privredna Banka Zagreb d.d.

Cyprus                                    The Cyprus Popular Bank Ltd.

Czech Republic                            Ceskoslovenska Obchodni Banka, A.S.

Denmark                                   Den Danske Bank

Ecuador                                   Citibank, N.A.


8/16/00                            Page 1 of 5

                                                                       EXHIBIT C

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country                                   Subcustodian

Egypt                                     Egyptian British Bank S.A.E.
                                          (as delegate of The Hongkong and
                                          Shanghai Banking Corporation Limited)

Estonia                                   Hansabank

Finland                                   Merita Bank Plc.

France                                    BNP Paribas, S.A.

Germany                                   Dresdner Bank AG

Ghana                                     Barclays Bank of Ghana Limited

Greece                                    National Bank of Greece S.A.

Hong Kong                                 Standard Chartered Bank

Hungary                                   Citibank Rt.

Iceland                                   Icebank Ltd.

India                                     Deutsche Bank AG

                                          The Hongkong and Shanghai Banking
                                          Corporation Limited

Indonesia                                 Standard Chartered Bank

Ireland                                   Bank of Ireland

Israel                                    Bank Hapoalim B.M.

Italy                                     BNP Paribas, Italian Branch

Ivory Coast                               Societe Generale de Banques en Cote
                                          d'Ivoire

Jamaica                                   Scotiabank Jamaica Trust and Merchant
                                          Bank Ltd.

Japan                                     The Fuji Bank, Limited

                                          The Sumitomo Bank, Limited

Jordan                                    HSBC Bank Middle East
                                          (as delegate of The Hongkong and
                                          Shanghai Banking Corporation Limited)

8/16/00                            Page 2 of 5

                                                                       EXHIBIT C

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country                                   Subcustodian

Kenya                                     Barclays Bank of Kenya Limited

Republic of Korea                         The Hongkong and Shanghai Banking
                                          Corporation Limited

Latvia                                    A/s Hansabanka

Lebanon                                   HSBC Bank Middle East
                                          (as delegate of The Hongkong and
                                          Shanghai Banking Corporation Limited)

Lithuania                                 Vilniaus Bankas AB

Malaysia                                  Standard Chartered Bank Malaysia
                                          Berhad

Mauritius                                 The Hongkong and Shanghai Banking
                                          Corporation Limited

Mexico                                    Citibank Mexico, S.A.

Morocco                                   Banque Commerciale du Maroc

Namibia                                   Standard Bank Namibia Limited

Netherlands                               Fortis Bank (Nederland) N.V.

New Zealand                               ANZ Banking Group (New Zealand)
                                          Limited

Norway                                    Christiania Bank og Kreditkasse ASA

Oman                                      HSBC Bank Middle East
                                          (as delegate of The Hongkong and
                                          Shanghai Banking Corporation Limited)

Pakistan                                  Deutsche Bank AG

Palestine                                 HSBC Bank Middle East
                                          (as delegate of The Hongkong and
                                          Shanghai Banking Corporation Limited)

Panama                                    BankBoston, N.A.

Peru                                      Citibank, N.A.

Philippines                               Standard Chartered Bank


8/16/00                            Page 3 of 5

                                                                       EXHIBIT C

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country                  Subcustodian

Poland                   Citibank (Poland) S.A.

Portugal                 Banco Comercial Portugus

Qatar                    HSBC Bank Middle East
                         (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania                  ING Bank N.V.

Russia                   Credit Suisse First Boston AO - Moscow
                         (as delegate of Credit Suisse First Boston - Zurich)

Singapore                The Development Bank of Singapore Limited

Slovak Republic          Ceskoslovenska Obchodni Banka, A.S.

Slovenia                 Bank Austria Creditanstalt d.d. - Ljubljana

South Africa             Standard Bank of South Africa Limited

Spain                    Banco Santander Central Hispano S.A.

Sri Lanka                The Hongkong and Shanghai Banking Corporation Limited

Swaziland                Standard Bank Swaziland Limited

Sweden                   Skandinaviska Enskilda Banken

Switzerland              UBS AG

Taiwan R.O.C.            Central Trust of China

Thailand                 Standard Chartered Bank

Trinidad & Tobago        Republic Bank Limited

Tunisia                  Banque Internationale Arabe de Tunisie

Turkey                   Citibank, N.A.

Ukraine                  ING Bank Ukraine

United Kingdom           State Street Bank and Trust Company, London Branch


8/16/00                            Page 4 of 5

                                                                       EXHIBIT C

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country                  Subcustodian

Uruguay                  BankBoston, N.A.

Venezuela                Citibank, N.A.

Vietnam                  The Hongkong and Shanghai Banking Corporation Limited

Zambia                   Barclays Bank of Zambia Limited

Zimbabwe                 Barclays Bank of Zimbabwe Limited



EFFECTIVE DATE:                September 1, 2000

AGREED TO AND ACCEPTED BY:

PACIFIC SELECT FUND                    STATE STREET BANK AND TRUST
                                       COMPANY OF CALIFORNIA, N.A.

By: /s/ Diane N. Ledger                By: /s/ Lynda A. Vogel
   ----------------------------------     -----------------------------------
   Name:  Diane N. Ledger                 Name:  Lynda A. Vogel
   Title: Vice President & Assistant      Title: Senior Vice President
          Secretary


8/16/00                           Page 5 of 5

                                                                       EXHIBIT D

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

     Country                        Depositories

     Argentina                      Caja de Valores S.A.

     Australia                      Austraclear Limited

                                    Reserve Bank Information and
                                    Transfer System

     Austria                        Oesterreichische Kontrollbank AG
                                    (Wertpapiersammelbank Division)

     Belgium Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

                                    Banque Nationale de Belgique

     Brazil                         Companhia Brasileira de Liquidacao e
                                    Custodia

     Bulgaria                       Central Depository AD

                                    Bulgarian National Bank

     Canada                         Canadian Depository for Securities Limited

     Chile                          Deposito Central de Valores S.A.

     People's Republic              Shanghai Securities Central Clearing &
                                    of China Registration Corporation

                                    Shenzhen Securities Central Clearing Co.,
                                    Ltd.

     Colombia                       Deposito Centralizado de Valores

     Costa Rica                     Central de Valores S.A.

     Croatia                        Ministry of Finance

                                    National Bank of Croatia

                                    Sredisnja Depozitarna Agencija d.d.

     Czech Republic                 Stredisko cennych papiru
                                    Czech National Bank

     Denmark                        Vaerdipapircentralen (Danish Securities
                                    Center)

     Egypt                          Misr for Clearing, Settlement,
                                    and Depository

     Estonia                        Eesti Vaartpaberite Keskdepositoorium

     Finland                        Finnish Central Securities
                                    Depository

     France Societe Interprofessionnelle pour la Compensation des Valeurs Mobilieres

     Germany                        Clearstream Banking AG, Frankfurt

     Greece                         Bank of Greece,
                                    System for Monitoring Transactions in
                                    Securities in Book-Entry Form

                                    Central Securities Depository
                                    (Apothetirion Titlon AE)

     Hong Kong                      Central Clearing and Settlement System

                                    Central Moneymarkets Unit

     Hungary                        Kozponti Elszamolohaz es Ertektar
                                    (Budapest) Rt. (KELER)

     India                          National Securities Depository Limited

                                    Central Depository Services India Limited

                                    Reserve Bank of India

     Indonesia                      Bank Indonesia

                                    PT Kustodian Sentral Efek Indonesia

     Ireland                        Central Bank of Ireland Securities
                                    Settlement Office

     Israel                         Tel Aviv Stock Exchange Clearing
                                    House Ltd. (TASE Clearinghouse)

     Italy                          Monte Titoli S.p.A.

                                    Banca d'Italia

     Ivory Coast                    Depositaire Central - Banque de Reglement

     Jamaica                        Jamaica Central Securities Depository

     Japan                          Japan Securities Depository Center (JASDEC)

                                    Bank of Japan Net System

     Kenya                          Central Bank of Kenya

     Republic of Korea              Korea Securities Depository

     Latvia                         Latvian Central Depository

     Lebanon Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

                                    Banque du Liban

     Lithuania                      Central Securities Depository of Lithuania

     Malaysia                       Malaysian Central Depository Sdn. Bhd.

                                    Bank Negara Malaysia,
                                    Scripless Securities Trading and Safekeeping
                                    System

     Mauritius                      Central Depository and Settlement Co. Ltd.

                                    Bank of Mauritius

     Mexico                         S.D. INDEVAL
                                    (Instituto para el Deposito de Valores)

     Morocco                        Maroclear

     Netherlands                    Nederlands Centraal Instituut voor
                                    Giraal Effectenverkeer B.V. (NECIGEF)

     New Zealand                    New Zealand Central Securities
                                    Depository Limited

     Norway                         Verdipapirsentralen (Norwegian Central
                                    Securities Depository)

     Oman                           Muscat Depository & Securities
                                    Registration Company, SAOC

     Pakistan                       Central Depository Company of Pakistan
                                    Limited

                                    State Bank of Pakistan

     Palestine                      Clearing Depository and Settlement, a
                                    department of the Palestine Stock Exchange

     Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A

     Philippines                    Philippine Central Depository, Inc.
                                    Registry of Scripless Securities
                                    (ROSS) of the Bureau of Treasury

     Poland                         National Depository of Securities
                                    (Krajowy Depozyt Papierow Wartos'ciowych SA)

                                    Central Treasury Bills Registrar

     Portugal                       Central de Valores Mobiliarios

     Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

     Romania                        National Securities Clearing, Settlement and
                                    Depository Company

                                    Bucharest Stock Exchange Registry Division

                                    National Bank of Romania

     Singapore                      Central Depository (Pte) Limited

                                    Monetary Authority of Singapore

     Slovak Republic                Stredisko cennych papierov

                                    National Bank of Slovakia

     Slovenia                       Klirinsko Depotna Druzba d.d.

     South Africa                   Central Depository Limited

                                    Share Transactions Totally Electronic
                                    (STRATE) Ltd.

     Spain                          Servicio de Compensacion y
                                    Liquidacion de Valores, S.A.

                                    Banco de Espana,
                                    Central de Anotaciones en Cuenta

     Sri Lanka                      Central Depository System
                                    (Pvt) Limited

     Sweden                         Vardepapperscentralen  VPC AB
                                    (Swedish Central Securities Depository)

     Switzerland                    SegaIntersettle AG (SIS)

     Taiwan - R.O.C.                Taiwan Securities Central
                                    Depository Co., Ltd.

     Thailand                       Thailand Securities Depository
                                    Company Limited

     Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des
                                    Valeurs Mobilieres

     Turkey                         Takas ve Saklama Bankasi A. .
                                    (TAKASBANK)

                                    Central Bank of Turkey

     Ukraine                        National Bank of Ukraine

     United Kingdom                 Central Gilts Office and
                                    Central Moneymarkets Office

     Venezuela                      Banco Central de Venezuela

     Zambia                         LuSE Central Shares Depository Limited

                                    Bank of Zambia

TRANSNATIONAL
-------------

     Euroclear

     Clearstream Banking AG


EFFECTIVE DATE:    September 1, 2000

AGREED TO AND ACCEPTED BY:

PACIFIC SELECT FUND  STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.

By: /s/ Diane N. Ledger                By: /s/ Lynda A. Vogel
   ----------------------------------     -----------------------------------
Name:   Diane N. Ledger                Name:   Lynda A. Vogel
     --------------------------------       ---------------------------------
Title:  Vice President & Assistant     Title:  Senior Vice President
      -------------------------------        --------------------------------
        Secretary
      -------------------------------

                                   EXHIBIT E

                       INVESTORS FIDUCIARY TRUST COMPANY
                            A State Street Company
                          PACIFIC SELECT SERIES FUND
                                 FEE SCHEDULE
                 Effective July 1, 2000 through June 30, 2001


I.   INVESTMENT ACCOUNTING

     A.  Minimum Monthly Fee
         -------------------
         There is a monthly minimum fee of $2,625 per fund / portfolio. The monthly minimum fee per portfolio does not apply to any portfolio if the asset based fee discussed in I.B. below produces greater revenue than the aggregate minimum.

     B.  Asset Based Fee on a Total Relationship Basis
         ---------------------------------------------
         1.70/100 of 1% (1.70 basis points) on the first $10.0 billion in assets 1.25/100 of 1% (1.25 basis points) on the next $6.0 billion in assets 1.0/100 of 1% (1.0 basis points) on all assets in excess of $16.0 billion in assets

     C.  Multi-class charges $350.00 per additional class


II.  SECURITY CUSTODY

     A.  Domestic Custody
         ----------------

         Asset-Based Fee on a total relationship basis:

           .25/100 of 1% (.25 basis point) on the first $16.0 billion in assets No asset charge on all assets in excess of $16.0 billion

         Transaction Fee, per transaction:

           Basket Trades (Manual) - $10.00 per input security transaction Basket Trades (Automated) - $9.00 per input security transaction Physical Delivery - $18.00
           Book Entry - $10.00 DTC, PTC, FBE, BEMUNI, TIME DEP, FBE REPO, TRI PARTY REPO
           Mortgage Backed Securities Principal & Income Paydown - $9.00
           Repo - $50.00 per Fund, Per Month
           Federal Funds Wire Received or Delivered - $6.00 per wire

     B.  Foreign Securities
         ------------------

         See Appendix I for Global Fee Agreement.

     C.  Balance Credits
         ---------------

         IFTC will offset fees with balance credits calculated at 75% of the bank credit rate (see below) applied to average custody collected cash balances for the month. Balance credits can be used to offset fees. Any credits in excess of fees will be carried forward from month to month through the end of the calendar year. For calculation purposes, IFTC uses an actual/actual basis.

         Note:  The bank credit rate is the equivalent to the lesser of:
                . The average 91-day Treasury Bill discount rate for the month
                  or
                . The average Federal Funds rate for the month less 50 basis points.

III. NOTES TO THE ABOVE FEE SCHEDULE

A. Asset based fees will be billed monthly at 1/12th of the annual stated rate based on monthly average net assets. Annual maintenance fees are payable monthly at 1/12th of the annual stated rate.

B. The above schedule does not include out-of-pocket expenses that would be incurred by IFTC on the client's behalf. Examples of out-of-pocket expenses include but are not limited to record retentions, microfiche, disaster recovery, pricing and research services, overnight mailing services, foreign registration and script fees, etc. IFTC bills out-of-pocket expenses separately from service fees.

C. The fees stated above are exclusive of terminal equipment required in the client's location(s) and communication line costs.

D. Any fees or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of fees are received by IFTC.

E. The above fee schedule is applicable for selections made and communicated within 90 days of the date of this proposal. The fees are guaranteed for a one-year period commencing on the effective date of the service agreement between IFTC and the client. All changes to the fee schedule will be communicated in writing at least 60 days prior to their effective date.

F. Overdrafts will be calculated at the monthly average Prime rate (as published in the Wall Street Journal) and charged on the monthly average overdraft balance.

G. Any fees, charges, costs, expenses, (including but not limited to brokerage charges, transfer fees, registration and re-registration fees) incurred as a result of terminating Chase Manhattan Bank as the foreign sub-custodian and State Street assuming responsibility for foreign custody shall be borne by State Street.


EFFECTIVE DATE:    July 1, 2000

AGREED TO AND ACCEPTED BY:

PACIFIC SELECT FUND                    STATE STREET BANK AND TRUST COMPANY OF
                                       CALIFORNIA, N.A.

By: /s/ Diane N. Ledger                By: /s/ Lynda A. Vogel
   ---------------------------------      -----------------------------------
Name:   Diane N. Ledger                Name:   Lynda A. Vogel
     -------------------------------        ---------------------------------
Title:  Vice President & Assistant     Title:  Senior Vice President
      ------------------------------         --------------------------------
        Secretary
      ------------------------------

                                  Appendix 1
               Pacific Select Series Fund - Global Custody Fees

 -----------------------------------------------------------------------------
                   ASSET  TRANSACTION                      ASSET   TRANSACTION
       MARKET     CHARGE     CHARGE       MARKET          CHARGE     CHARGE
 -----------------------------------------------------------------------------
 Argentina            20         $ 85   Lithuania             30          $ 50
 Australia             3         $ 18   Luxembourg             7          $ 75
 Austria             7.5         $ 20   Malaysia             7.5          $ 50
 Bahrein              45         $150   Mauritius             35          $125
 Bangladesh           35         $135   Mexico                 9          $ 20
 Belgium             7.5         $ 20   Morocco               35          $135
 Belize               50         $125   Namibia               35          $100
 Bermuda              15         $ 75   Netherlands            4          $ 20
 Bolivia              35         $100   New Zealand            4          $ 20
 Botswana             35         $135   Norway                 5          $ 20
 Brazil               15         $ 75   Oman                  50          $150
 Bulgaria             45         $100   Pakistan              35          $135
 Canada                2         $ 20   Peru                  35          $125
 Chile                30         $125   Philippines           15          $ 90
 China                30         $135   Poland                35          $ 95
 Colombia             40         $135   Portugal              10          $100
 Croatia              40         $100   Romania               40          $100
 Cyprus               45         $125   Russia                35          $150
 Czech Republic       25         $135   Singapore              9          $ 20
 Denmark               4         $ 20   Slovakia              40          $100
 Ecuador              30         $ 75   Slovak Republic       40          $ 75
 Eqypt                35         $100   Slovania              45          $100
 Estonia              45         $ 50   South Africa           4          $ 20
 Euroclear/Cedel       2         $ 10   South Korea           10          $ 55
 Finland              10         $ 20   Spain                7.5          $ 20
 France                4         $ 20   Sri Lanka             25          $125
 Germany               4         $ 20   Swaziland             40          $100
 Ghana                35         $100   Sweden               7.5          $ 20
 Greece               25         $135   Switzerland            4          $ 18
 Hong Kong           7.5         $ 20   Taiwan                22          $135
 Hungary              35         $135   Thailand              10          $ 65
 Iceland              30         $ 50   Trinidad & Tobago     35          $100
 India                40         $135   Tunisia               40          $100
 Indonesia           7.5         $ 85   Turkey                15          $ 75
 Ireland               4         $ 20   Ukraine               50          $275
 Israel               30         $ 75   United Kingdom         3          $ 20
 Italy                 4         $ 20   Uruguay               45          $125
 Ivory Coast          75         $150   Venezuela             35          $135
 Jamaica              40         $125   Zambia                35          $100
 Japan                 3         $ 18   Zimbabwe              30          $100
 Jordan               35         $135
 Kenya                30         $100
 Latvia               50         $ 50
 ----------------------------------------------------------------------------

NOTE:  Any country not listed above will be negotiated at time of investment.

Out of Pocket Expenses:  As incurred (e.g. stamp taxes, registration costs, script fees, special transportation costs, etc.).

EFFECTIVE DATE:  July 1, 2000

AGREED TO AND ACCEPTED BY:

PACIFIC SELECT FUND                    STATE STREET BANK AND TRUST COMPANY OF
                                       CALIFORNIA, N.A.

By: /s/ Diane N. Ledger                By: /s/ Lynda A. Vogel
   ---------------------------------      -----------------------------------
Name:   Diane N. Ledger                Name:   Lynda A. Vogel
     -------------------------------        ---------------------------------
Title:  Vice President & Assistant     Title:  Senior Vice President
      ------------------------------         --------------------------------
        Secretary
      ------------------------------

6/13/00                             1 of 1